UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 6, 2014

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2014, Mr. Gerald Luterman, age 70, informed the Board of Directors (the “Board”) of NRG Energy, Inc. (the “Company”) that he will not stand for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).  He will continue as a member of the Board and as a member of the Finance and Nuclear Oversight Committees until the 2014 Annual Meeting.  His decision to not stand for re-election was not as a result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. Mr. Luterman has served on the Board since April 2009 and served as Interim Chief Financial Officer of the Company from November 2009 through May 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President
and General Counsel

Dated: March 10, 2014